                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                 NEW JERSEY STEEL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
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
                          NEW JERSEY STEEL CORPORATION
                            (A DELAWARE CORPORATION)
                            ------------------------

                                   NOTICE OF
                      1997 ANNUAL MEETING OF STOCKHOLDERS
                            ------------------------

                                 JUNE 17, 1997

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of NEW JERSEY STEEL CORPORATION (the "Company") will be held at The Woodbridge Hilton, 120 Wood Avenue South, Iselin, New Jersey 08830 on Tuesday, June 17, 1997 at 10:00 A.M. for the following purposes as set forth in the attached Proxy Statement:

        (1) To elect five (5) directors; and

        (2) To consider and act upon such other business as may properly come before the meeting.

    In accordance with the By-Laws, the Board of Directors has fixed the close of business on April 21, 1997 as the record date for the determination of stockholders of the Company entitled to notice of and to vote at the meeting. The transfer books of the Company will not be closed.

    WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT TO THE COMPANY IN THE SELF-ADDRESSED ENVELOPE ENCLOSED FOR THAT PURPOSE. THE PROXY IS REVOCABLE AND WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE MEETING.

                                            By Order of the Board of Directors
                                                  Thomas W. Jackson,
                                                       SECRETARY

Dated: May 2, 1997
Sayreville, New Jersey

    Requests for additional copies of the proxy material should be addressed to Controller, New Jersey Steel Corporation, North Crossman Road, Sayreville, New Jersey 08872 and mailed to that address or telecopied to (908) 721-8933.

                          NEW JERSEY STEEL CORPORATION
                              NORTH CROSSMAN ROAD
                          SAYREVILLE, NEW JERSEY 08872
                              -------------------
                                PROXY STATEMENT
                              -------------------
                         ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD 10:00 A.M. JUNE 17, 1997
                            ------------------------

    This statement is furnished in connection with the solicitation of proxies by the Board of Directors of New Jersey Steel Corporation (the "Company") for use at the Annual Meeting of Stockholders of the Company to be held at The Woodbridge Hilton, 120 Wood Avenue South, Iselin, New Jersey 08830 on Tuesday, June 17, 1997 at 10:00 A.M., and at any adjournment thereof. Anyone giving a proxy may revoke it at any time before it is exercised by giving the Secretary of the Company written notice of the revocation, by submitting a proxy bearing a later date or by attending the meeting and voting. This statement, the accompanying notice of meeting, and proxy form have been first sent to stockholders on or about May 2, 1997.

    All properly executed, unrevoked proxies in the enclosed form which are received in time will be voted in accordance with the stockholder's directions, and unless contrary directions are given, will be voted for the election as directors of the nominees described below. A stockholder who abstains from a vote by registering an abstention vote will be deemed present at the meeting for quorum purposes but will not be deemed to have voted on the particular matter. Similarly, in the event a nominee holding shares for beneficial owners votes on certain matters pursuant to discretionary authority or instructions from beneficial owners, but with respect to one or more other matters does not receive instructions from beneficial owners and does not exercise discretionary authority (a so-called "non-vote"), the shares held by the nominee will be deemed present at the meeting for quorum purposes but will not be deemed to have voted on such other matters.

    A copy of the Annual Report of the Company for the fiscal year ended November 30, 1996, including financial statements, is being mailed simultaneously herewith to all stockholders of record at the close of business on April 21, 1997. Such Annual Report does not constitute a part of the proxy solicitation material.

                               VOTING SECURITIES

    Only stockholders of record at the close of business on April 21, 1997, the date fixed by the Board of Directors in accordance with the By-Laws, are entitled to vote at the meeting. As of April 21, 1997, the Company had issued and outstanding 5,920,500 shares of Common Stock, par value $.01 per share. Each share of Common Stock is entitled to one vote on matters to come before the meeting.

    Set forth below is information concerning the ownership as of April 21, 1997 of the Common Stock of the Company by the only persons who, to the knowledge of the Board of Directors, own more than 5% of the outstanding shares. Von Roll Holding Ltd. has sole voting and investment power over the shares it owns.

                                                                   PERCENTAGE
                NAME AND ADDRESS                   AMOUNT OWNED        OF
              OF BENEFICIAL OWNER                  BENEFICIALLY     CLASS(1)
------------------------------------------------  ---------------  ----------
Von Roll Holding Ltd.                                 3,561,500      60.2%
CH 4563, Gerlafingen
Switzerland

William D. Witter, Inc.(2)                              376,889       6.4%
153 East 53rd Street
New York, New York 10022

------------------------

(1) Based on 5,920,500 shares of Common Stock outstanding on April 21, 1997.

(2) Based on share holdings reported in Schedule 13G, Amendment No. 2, dated February 3, 1997 pursuant to the Securities Exchange Act of 1934. Schedule 13G indicates that the reporting person has sole voting and investment power over the shares it owns.

                                       A.
                             ELECTION OF DIRECTORS

    Five directors are to be elected at the meeting, each to hold office until the next annual meeting and until his successor is elected and qualified. The Company's directors are elected by the stockholders by a plurality of the votes cast. The nominees of the Board are set forth below. Although the Board of Directors does not expect that any of the persons named will be unable to serve as a director, should any of them become unavailable for election, it is intended that the shares represented by proxies in the accompanying form will be voted for the election of a substitute nominee or nominees selected by the Board. The following table sets forth information regarding beneficial ownership of the Company's Common Stock for each director, nominee and named executive officer and for all directors and executive officers as a group. Except as otherwise indicated, each individual named has sole investment and voting power with respect to the securities shown.

                                                                                                     SHARES OF
                                                                                                    COMMON STOCK
                                                                                                    BENEFICIALLY
                                                                                                  OWNED, DIRECTLY
                                            YEAR FIRST                                            OR INDIRECTLY AS
     NAME OF DIRECTOR/                      ELECTED AS                  PRINCIPAL                   OF APRIL 21,    PERCENT OF
     EXECUTIVE OFFICER            AGE       A DIRECTOR               OCCUPATION/TITLE                   1997           CLASS
----------------------------      ---      -------------  --------------------------------------  ----------------  -----------
Walter H. Beebe.............          56          1978    Partner in law firm of Jacobs                     -0-         --
                                                          Persinger & Parker since prior to
                                                          1992.
H. Georg Hahnloser..........          53          1978    Chief Operating Officer of Von Roll               -0-         --
                                                          Holding Ltd. since February 1995;
                                                          prior thereto Executive Vice President
                                                          and Chief Financial Officer of Von
                                                          Roll Ltd. since prior to 1992.
Robert LeBuhn...............          64          1995    Private Investor since 1995; prior             15,000         (1)
                                                          thereto Chairman of Investor
                                                          International (U.S.), Inc. since 1993;
                                                          prior thereto President of Investor
                                                          International (U.S.), Inc. since prior
                                                          to 1992.
Hans G. Trosch..............          55          1995    Executive Vice President of Von Roll              -0-         --
                                                          Holding Ltd. and Von Roll Isola Group
                                                          Chief Executive Officer since 1994;
                                                          prior thereto President of Swiss
                                                          Insulating Works Ltd., a subsidiary of
                                                          Von Roll Ltd., since 1993; prior
                                                          thereto Manager, Electrical Systems
                                                          Division, Switzerland, of Von Roll
                                                          Isola since prior to 1992.
Gary A. Giovannetti.........          46          1997    President and Chief Executive Officer         115,000(2)      (1)
                                                          of the Company since February 1997;
                                                          prior thereto Vice President-Sales and
                                                          Marketing of the Company since prior
                                                          to 1992.

                                                                                                     SHARES OF
                                                                                                    COMMON STOCK
                                                                                                    BENEFICIALLY
                                                                                                  OWNED, DIRECTLY
                                            YEAR FIRST                                            OR INDIRECTLY AS
     NAME OF DIRECTOR/                      ELECTED AS                  PRINCIPAL                   OF APRIL 21,    PERCENT OF
     EXECUTIVE OFFICER            AGE       A DIRECTOR               OCCUPATION/TITLE                   1997           CLASS
----------------------------      ---      -------------  --------------------------------------  ----------------  -----------
Louis F. Hagen..............          48           N/A    Vice President-Operations of the                  -0-         --
                                                          Company since September 1996; prior
                                                          thereto General Manager, Operations,
                                                          of the Lemont Division of Austeel
                                                          Corporation since 1994; prior thereto,
                                                          Works Manager of the Youngstown
                                                          Division of Northstar Steel Corp.
                                                          since prior to 1992.
Alexander F. Prelat.........          60           N/A    Acting Vice President, Finance, of the            -0-         --
                                                          Company since April 1997; prior
                                                          thereto, Vice Director of Von Roll
                                                          Real Estate Limited since September
                                                          1995; prior thereto, Vice President,
                                                          Finance, of Aismalibar Limited since
                                                          March 1993; prior thereto, Controller
                                                          of Von Roll GmbH since 1992; prior
                                                          thereto, Chief Financial Officer of
                                                          Von Roll Isola Group since prior to
                                                          1992.
John R. Sullivan............          51           N/A    Vice President-Human Resources of the             -0-         --
                                                          Company since prior to 1992.
All directors and executive
  officers as a group.......                                                                            130,000(2)         (1)

------------------------

(1) Less than one percent.

(2) Includes options covering 115,000 shares which were granted to Gary Giovannetti on February 24, 1997.

    During the last fiscal year, the Board of Directors held five meetings. All incumbent directors, with the exception of Mr. Trosch, attended all of the meetings of the Board. Mr. Trosch did not attend two of the five meetings. The Board of Directors has a standing Audit Committee consisting of Robert LeBuhn and Walter Beebe. The Audit Committee held one meeting in fiscal 1996 with both Messrs. LeBuhn and Beebe in attendance. The duties of the Audit Committee are to oversee the audit function of the Company's independent certified public accountants and to act as a communication link between the Board of Directors and such certified public accountants. The Board of Directors does not have a standing executive, nominating or compensation committee, or any committees performing similar functions. Each of the directors has served continuously since the year in which he was first elected.

    Except as set forth below, none of the nominees is a director of any company (other than the Company) which is subject to the reporting requirements of the Securities Exchange Act of 1934 or which is a registered investment company under the Investment Company Act of 1940.

     NAME OF NOMINEE                                                                       DIRECTOR OF
-----------------------------------------------------------------------------  -----------------------------------
Robert LeBuhn................................................................  Acceptance Insurance Cos. Inc.
                                                                               Cambrex Corporation
                                                                               Enzon, Inc.
                                                                               USAIR Group, Inc.

EXECUTIVE COMPENSATION

    The Summary Compensation Table below sets forth individual compensation information for each of the Company's last three fiscal years on the Chief Executive Officer ("CEO") and the four other most highly paid executive officers who were serving as such at the end of the Company's fiscal year ended November 30, 1996 and whose total annual salary and bonus for such fiscal year exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG TERM
                                                                                 COMPENSATION
                                                                                ---------------
                                                    ANNUAL COMPENSATION             AWARDS
                                              --------------------------------  ---------------       ALL OTHER
    NAME AND PRINCIPAL POSITION                 YEAR       SALARY      BONUS     STOCK OPTIONS   COMPENSATION(1)(2)
--------------------------------------------  ---------  ----------  ---------  ---------------  -------------------
                                                                                  (IN SHARES)

Kenneth J. Leonard..........................       1996  $  145,833(3) $  43,750      100,000           $111,653
  CEO, President                                   1995          --         --            --                  --
                                                   1994          --         --            --                  --

Gary A. Giovannetti.........................       1996     137,400         --        50,000               5,118
  Vice President-Sales and Marketing               1995     132,100         --            --              36,278
                                                   1994     127,000         --            --              26,849

Louis F. Hagan..............................       1996      38,686(4)        --           --             41,187
  Vice President-Operations                        1995          --         --            --                  --
                                                   1994          --         --            --                  --

Paul Roik(5)................................       1996     147,200         --            --               8,930
  Vice President-Finance and Treasurer             1995     141,500         --            --              31,403
                                                   1994     136,000         --            --              28,109

John R. Sullivan............................       1996     120,200         --            --               2,925
  Vice President-Human Resources                   1995     115,500         --            --               6,030
                                                   1994     112,000         --            --               5,130

------------------------

(1) Includes amounts allocated under the Company's Executive Thrift Plan. For the one month in fiscal 1996 prior to its termination, the amounts allocated under the Company's Executive Thrift Plan were as follows: Gary Giovannetti--$1,541 and Paul Roik--$1,541. The Executive Thrift Plan was terminated effective December 31, 1995.

(2) Does not include interest accruing during 1996 aggregating $48,042 on loans to Messrs. Giovannetti, Roik and Sullivan as follows:

G. Giovannetti...........................................................  $  14,677
P. Roik..................................................................  $  29,762
J. Sullivan..............................................................  $   3,603

   It has been the Company's policy not to require current payment of such interest. See "Certain Transactions."

(3) Mr. Leonard resigned as President, Chief Executive Officer and a director effective February 21, 1997. Mr. Giovannetti was elected the President, Chief Executive Officer and a director to fill the vacancies created by Mr. Leonard's resignation. Under the terms of Mr. Leonard's employment agreement, he will continue to receive his $250,000 annual salary through April 30, 1998 and an amount equal to his incentive bonus had he not resigned.

(4) Reflects the amount earned for the period in which Louis Hagan was employed by the Company. Under his employment agreement, Mr. Hagan receives a salary of $170,000 per annum.

(5) Mr. Roik resigned as Vice President, Finance and Treasurer effective March 31, 1997.

    The above table does not include any amounts for personal benefits because, in any individual case, such amounts do not exceed the lesser of $50,000 or 10% of such individual's cash compensation.

    The Company has an employment agreement with Gary Giovannetti which expires in February 1999. The agreement provides for an annual base salary of $250,000 and an incentive bonus. The Company has also entered into an agreement with Mr. Giovannetti to become effective if his employment is terminated and such termination is related to a "change of control" of the Company (defined in such agreement to occur if Von Roll Holding Ltd. no longer controls 50% of the voting stock of the Company or if all or substantially all of the Company's assets are sold). Upon such an occurrence, Mr. Giovannetti will receive for a period of two years following such termination the salary and incentive bonus he would have received had his employment not been terminated.

    The Company has an employment agreement with Louis F. Hagan, Vice President, Operations, of the Company. The agreement has a term of two years and expires September 9, 1998. Mr. Hagan receives a salary of $170,000 per annum under the agreement.

COMPENSATION OF DIRECTORS

    Mr. LeBuhn receives an annual director's fee of $30,000. In addition, Mr. LeBuhn is paid $1,000 per meeting attended plus reasonable travel expenses. Messrs. Hahnloser and Trosch are employees of Von Roll Holding Ltd. and receive no director's fees as such for serving as directors of the Company. Mr. Leonard, who was an employee of the Company, received no director's fee. Mr. Giovannetti is an employee of the Company and will receive no director's fee. Mr. Beebe, a member of Jacobs Persinger & Parker, general counsel to the Company, receives no director's fee as such for serving as a director of the Company.

OPTION TABLE

    The following table sets forth for the CEO and each of the executive officers named in the Summary Compensation Table, information with respect to grants of stock options made during the fiscal year ended November 30, 1996.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                           INDIVIDUAL GRANTS                            POTENTIAL
                                       ----------------------------------------------------------    REALIZABLE VALUE
                                                         % OF TOTAL                                 AT ASSUMED ANNUAL
                                         NUMBER OF      OPTIONS/SARS                                  RATES OF STOCK
                                        SECURITIES       GRANTED TO                                  APPRECIATION FOR
                                        UNDERLYING        EMPLOYEES                                     STOCK TERM
                                       OPTIONS/SARS       IN FISCAL      EXERCISE OR  EXPIRATION   --------------------
NAME                                      GRANTED           YEAR         BASE PRICE      DATE       5% ($)     10% ($)
-------------------------------------  -------------  -----------------  -----------  -----------  ---------  ---------
Kenneth Leonard*.....................      100,000             66.7%      $   8.375    4/30/2006   $ 565,125  $1,355,725
Gary A. Giovannetti..................       50,000             33.3%      $   8.00     4/10/2006   $ 252,000  $ 629,600
Louis F. Hagan.......................       --               --              --           --          --         --
Paul Roik............................       --               --              --           --          --         --
John Sullivan........................       --               --              --           --          --         --

    The following table sets forth option exercise activity in the last fiscal year and the fiscal year-end option values with respect to the CEO and each of the executive officers named in the Summary Compenstion Table.

     AGGREGATED OPTION EXERCISES IN THE FISCAL YEAR ENDED NOVEMBER 30, 1996
                      AND NOVEMBER 30, 1996 OPTION VALUES

                                                                              NUMBER OF SECURITIES
                                                                                                    VALUES OF UNEXERCISED
                                                                                   UNDERLYING
                                                                              UNEXERCISED OPTIONS   IN- THE-MONEY OPTIONS
                                                                                  AT 11/30/96            AT 11/30/96
                                                      SHARES                  --------------------  ---------------------
                                                    ACQUIRED ON     VALUE         EXERCISABLE/          EXERCISABLE/
     NAME                                            EXERCISE      REALIZED      UNEXERCISABLE          UNEXERCISABLE
-------------------------------------------------  -------------  ----------  --------------------  ---------------------
Kenneth J. Leonard*..............................       --            --             --  /100,000           --  /0
Gary A. Giovannetti..............................       --            --         15,000  /50,000             0  /0
Louis F. Hagan...................................       --            --             --  /--                --  /--
Paul Roik........................................       --            --             --  /--                --  /--
John R. Sullivan.................................       --            --             --  /--                --  /--

* Mr. Leonard has resigned as President and Chief Executive Officer effective February 21, 1997 and in accordance with the terms of his Stock Option Agreement with the Company, all unexercised options expire on the date of termination.

BOARD REPORT

    The Company's executive compensation program is administered by the four non-employee directors of the Company and the CEO of the Company. Specific duties of the Board as they relate to executive compensation include reviewing, reporting and recommending compensation actions relative to base salaries, bonus awards and other executive compensation issues. In accordance with the rules and regulations established by the Securities and Exchange Commission, the Company is required to disclose certain compensation policies and practices applicable to the CEO and all other officers regarding compensation actions taken in 1996. For this purpose, the Board has prepared the following report.

    OFFICER COMPENSATION POLICY

    The Board supports several important policies as a framework for administering the executive compensation program. These policies are designed to provide levels of compensation that integrate pay with the Company's performance objectives and to attract, motivate and retain key executives who are critical to the Company's success.

    Currently, executive compensation is comprised of base salary and annual incentive opportunities. Base salary represents the most significant portion of officer compensation.

    BASE SALARIES

    The base salaries for the Company's officers are reviewed annually. Any increases reflect consideration of individual performance contributions over the past year, Company performance, economic conditions, consideration of data regarding competitor companies and input from the Company's CEO. Salaries of the Named Executive Officers increased modestly in fiscal 1996.

    1996 BONUS AWARDS

    Kenneth Leonard, the President and CEO of the Company, was paid a bonus of $43,750 for fiscal 1996. The Company was contractually obligated to pay this bonus under the terms of the employment agreement entered into when Mr. Leonard was hired. No other officer was awarded a bonus with respect to fiscal 1996.

    1996 STOCK AWARDS

    The Corporation's Incentive Stock Option Plan (the "ISOP") and 1996 Stock Option Plan (the "Stock Plan") is administered by the non-employee directors of the Company and is designed to align a portion of the executive compensation program with shareholder interests. The option plans permit the granting of stock options to key employees at 100% of the fair market value. Options have been granted at the sole discretion of the Board and after consideration of individual performance. The ISOP was terminated by its terms in 1995 and no additional options may be granted thereunder. In fiscal 1996, an option for 100,000 shares was granted under the Stock Plan to the new CEO upon his accepting employment with the Company and an option for 50,000 shares was granted to Mr. Giovannetti for his performance as acting CEO. There were no other grants of stock options made to the Named Executive Officers during fiscal 1996.

    1996 PROFIT SHARING

    The Company's Profit Sharing Plan provides for the allocation of a specified percentage of pre-tax profits as additional incentive compensation for all employees, including hourly employees. The CEO is allocated a fixed portion of such of pre-tax profits under the plan and the balance is allocated to Executive Officers and other employees based on the recommendation of the CEO. No such incentive compensation was allocated in fiscal 1996.

                               The Board of Directors:
                               Walter H. Beebe
                               Gary A. Giovannetti
                               H. Georg Hahnloser
                               Robert LeBuhn
                               Hans G. Trosch

PERFORMANCE GRAPH

    The graph below provides a comparison of cumulative total stockholder returns (including reinvestment of dividends) assuming $100 was invested on November 30, 1991 in New Jersey Steel Corporation's common stock, Standard & Poor's 500 Index and the Standard & Poor's Steel Index for the fiscal years ended November 30, 1992 through 1996. Companies in the Standard & Poor's Steel Index consists of Nucor Corp., USX Corp.--US Steel Group, Worthington Industries Inc., Bethlehem Steel Corp., Inland Steel Industries Inc., and Armco Inc.

                            COMPARISON OF CUMULATIVE
                            TOTAL SHAREHOLDER RETURN

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                    1991       1992       1993       1994       1995       1996
            S & P Steel Index       $100       $138       $178       $185       $168       $160
                    S & P 500       $100       $118       $130       $132       $180       $230
                     NJ Steel       $100       $153       $147       $144        $82        $37

                                         1991       1992       1993       1994       1995       1996
S&P Steel Index                        $     100  $     138  $     178  $     185  $     168  $     160
S&P 500                                $     100  $     118  $     130  $     132  $     180  $     230
NJ Steel                               $     100  $     153  $     147  $     144  $      82  $      37

CERTAIN TRANSACTIONS

    The Company has a Technical Services and Management Consulting Agreement with Von Roll Holding Ltd. pursuant to which Von Roll Holding Ltd. provides certain management and operational services to the Company. The fee payable under the Agreement is renegotiated annually. The Company was charged $450,000 in fiscal 1996 and has agreed to pay to Von Roll Holding Ltd. a fee of $450,000 based upon anticipated services for fiscal year 1997. The terms of any extension, amendment or modification of the Agreement will be no less favorable to the Company than those that could be obtained from unaffiliated third parties. The amount of the annual fee and the terms of any extension, amendment or modification will be approved by the Board of Directors and a majority of the directors who are not employees of the Company or Von Roll Holding Ltd.

    The Company on occasion makes loans to employees, including officers, primarily in connection with purchases of housing. At November 30, 1996, loans aggregating $846,537 (including accrued interest) were outstanding to Messrs. Leonard, Giovannetti, Roik, Hagan and Sullivan and Joseph Lahita, formerly Vice President-Technology of the Company. Mr. Leonard had a $60,400 interest free bridge loan granted in 1996 due on sale of his former residence. Mr. Giovannetti had a $150,000 loan made in connection with his original employment in 1991 to compensate for higher housing costs in the Sayreville area. Mr. Giovannetti had the right to have the loan forgiven after 5 years of continuous employment. In February 1997, the Board of Directors acted to forgive the entire principal and accrued interest on Mr. Giovannetti's loan, totalling $213,043 at January 31, 1997. Mr. Roik had loans of $189,300 made at various times between 1985 and 1989. Mr. Hagan had a $35,750 interest free bridge loan granted in 1996 due on sale of his former residence. Mr. Sullivan had a $35,000 loan granted in 1993. Mr. Lahita had a $51,000 loan made in 1989.

    It has been the Company's policy not to require current payment of interest on such loans. At November 30, 1996, the outstanding principal and accrued interest on loans to officers and former officers (other than Mr. Giovannetti) was as follows:

Mr. Leonard.......................................................  $  60,400
Mr. Roik..........................................................  $ 426,591
Mr. Hagan.........................................................  $  35,750
Mr. Sullivan......................................................  $  45,170
Mr. Lahita........................................................  $  68,263
                                                                    ---------
      Total.......................................................  $ 636,174

    H. Georg Hahnloser and Hans G. Trosch, directors of the Company, are executive officers of Von Roll Holding Ltd., the majority stockholder of the Company.

    Walter H. Beebe, a director, and Thomas W. Jackson, Secretary of the Company, are partners in the law firm of Jacobs Persinger & Parker, general counsel to the Company. Jacobs Persinger & Parker also provides legal services to Von Roll Holding Ltd. and its subsidiaries. During the fiscal year ended November 30, 1996, the Company made payments to that firm for services rendered and disbursements incurred aggregating $592,888.

    The Company has an investment in Excel Mining Systems, Inc. ("Excel"), which operates in a mining-related industry. The Company is the holder of (i) all of Excel's outstanding preferred stock, and (ii) approximately 31% of Excel's outstanding common stock. Holders of the preferred stock have the right, as a class, to elect two directors to Excel's board. Currently, Gary Giovannetti, President of the Company, holds a seat on Excel's board. Excel is a customer of the Company and purchased $7,649,000 of rebar in fiscal 1996.

                                       B.
                                 OTHER MATTERS

    The Board of Directors knows of no matters which will be presented for consideration at the meeting other than the matters referred to in this statement. Should any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.

                                    AUDITORS

    KPMG Peat Marwick LLP has audited the accounts of the Company for a number of years and has been appointed by the Board of Directors to continue in that capacity for the fiscal year ending November 30, 1997.

    Representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting of Stockholders of the Company and will be available to respond to appropriate questions and to make a statement if they desire to do so.

                            SOLICITATION OF PROXIES

    The Company will bear the cost of this solicitation of proxies. In addition to solicitation of proxies by mail, proxies may be solicited to a limited extent by telephone, telegraph or personal interview by directors, officers and employees of the Company, if necessary to insure satisfactory representation at this meeting. Such solicitation will be without cost to the Company, except for actual out-of-pocket communication charges. Brokers, nominees or other persons holding stock in their names for others may be reimbursed for their charges and expenses in forwarding proxies and proxy material to the beneficial owners of such stock.

                             STOCKHOLDER PROPOSALS

    From time to time, stockholders present proposals which may be proper subjects for inclusion in the Proxy Statement and for consideration at the annual meetings. To be considered, proposals must be submitted on a timely basis. Proposals for the 1998 meeting must be received by the Company no later than January 6, 1998.

                                           By Order of the Board of Directors
                                                   Thomas W. Jackson,
                                                        SECRETARY

Dated: May 2, 1997

    UPON THE WRITTEN REQUEST OF ANY STOCKHOLDER OF THE COMPANY, THE COMPANY WILL PROVIDE TO SUCH STOCKHOLDER A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR 1996, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ANY SUCH REQUEST SHOULD BE DIRECTED TO TREASURER, NEW JERSEY STEEL CORPORATION, NORTH CROSSMAN ROAD, SAYREVILLE, NEW JERSEY 08872. THERE WILL BE NO CHARGE FOR SUCH REPORT UNLESS ONE OR MORE EXHIBITS THERETO ARE REQUESTED, IN WHICH CASE THE COMPANY'S REASONABLE EXPENSES OF FURNISHING SUCH EXHIBITS MAY BE CHARGED.

    All stockholders are urged to fill in, sign and mail the enclosed Proxy promptly whether or not you expect to attend the meeting. If you are mailing your Proxy, kindly do so sufficiently in advance of the meeting date so that it will be received in time to be counted at the meeting.

                       NEW JERSEY STEEL CORPORATION
                   SOLICITED BY BOARD OF DIRECTORS FOR
                     ANNUAL MEETING OF STOCKHOLDERS

                             JUNE 17, 1997

P
R
O
X
Y

The undersigned hereby appoints Gary A. Giovannetti, George Tarby and Thomas W. Jackson, and each of them acting alone, with full power of substitution, proxies to vote the Common Stock of the undersigned at the 1997 Annual Meeting of Stockholders of New Jersey Steel Corporation to be held at The Woodbridge Hilton, 120 Wood Avenue South, Iselin, New Jersey 08830 on Tuesday, June 17, 1997 at 10:00 A.M., and any adjournments thereof, for the election of directors as set forth in the Proxy Statement of the Board of Directors dated
May 2, 1997, and upon all other matters which come before said meeting or any adjournment thereof.

                                                            See Reverse
                                                                side

/X/ Please mark your                                              9251
    votes as in this
    example.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS IN PROPOSAL 1.

A VOTE FOR PROPOSAL 1 IS RECOMMENDED BY THE BOARD OF DIRECTORS

                   For                      Withheld

                   / /                         / /

1. Election of
    five (5)
    Directors listed
W.H. Beebe, G.A. Giovannetti, H.G. Hahnloser, R. LeBuhn and H.G. Troosch For, except vote withheld from the following nominee(s)


______________________________________________________________



                                Receipt of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement of the Board of Directors is acknowledged.

                                Please mark, date, sign and mail your proxy promptly in the envelope provided.


SIGNATURE(S)________________________________________DATE__________________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signing as a corporation, please give full corporate name by authorized officer.